UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey (Address of principal executive offices)	08831 (Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Entry into a Material Definitive Agreement.

On November 16, 2020, Ocean Power Technologies, Inc. (the “Company”) issued a press release regarding its entry into a services agreement (the “OOC Agreement”) with the Offshore Operators Committee under which the Company will provide engineering and technical services for a new project under the DeepStar Global Technology Consortium Program (“DeepStar®”). DeepStar® is a joint industry technology development program focused on advancing technologies to meet its members’ needs. Along with Total, members of the Texas-based consortium include Chevron, CNOOC, Equinor, ExxonMobil, JX Nippon, Occidental, Petrobras, Shell, and Woodside.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Ocean Power Technologies, Inc., dated November 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: November 16, 2020	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer